Exhibit 8.1

Subsidiaries of Registrant

Name:		Place of Incorporation:

Wholly Owned Subsidiaries:
1.	iSoftStone Korea Inc.	Korea
2.	iSoftStone Inc.	U.S.
3.	iSoftStone LLC	U.S.
4.	iSoftStone UG	Germany
5.	iSoftStone Limited	U.K.
6.	iSoftStone Hong Kong Limited	Hong Kong
7.	iSoftStone Japan Limited	Japan
8.	iSoftStone Tech Service Inc.	Japan
9.	iSoftStone Technology Corporation	Canada
10.	iSoftStone Information Technology (Group) Co., Ltd.	PRC
11.	Beijing iSoftStone Data Technology Service Co., Ltd.	PRC
12.	iSoftStone Information Technology Group (Dalian) Co., Ltd.	PRC
13.	iSoftStone Information Technology Co., Ltd.	PRC
14.	Nanjing iSoftStone Information Technology Co., Ltd.	PRC
15.	iSoftStone information System Service Co., Ltd.	PRC
16.	Guangzhou iSoftStone Information Technology Co., Ltd.	PRC
17.	iSoftStone Information Technology Group Chengdu Technology Co., Ltd.	PRC
18.	Xi’an iSoftStone Information Technology Co., Ltd.	PRC
19.	Tianjin Saisi Information Technology Co., Ltd.	PRC
20.	Hangzhou iSoftStone Information Service Co., Ltd.	PRC
21.	Shanghai Kangshi Information Systems Co., Ltd.	PRC
22.	Shenzhen iSoftStone Technology Co., Ltd.	PRC
23.	Tianjin Intime Information Technology Co., Ltd.	PRC
24.	iSoftStone Information Technology (Dalian) Co., Ltd.	PRC
25.	iSoftStone Information Technology Group (Wuhan) Co., Ltd.	PRC
26.	Zhenjiang iSoftStone Information Technology Co., Ltd.	PRC
27.	iSoftStone Information System Service Yancheng Co., Ltd.	PRC
28.	Liaoyuan iSoftStone Information Technology Co., Ltd.	PRC
29.	Shanghai iSoftStone Industrial Co., Ltd.	PRC
30.	Foshan iSoftStone Information Technology Co., Ltd.	PRC
31.	iSoftStone Technology Development (Yancheng) Co., Ltd.	PRC
32.	iHealthStone Co., Ltd.	PRC

Majority Owned Subsidiaries:
33.	Beijing Guodian Ruantong Technology Co., Ltd.	PRC
34.	Beijing iSoftStone Jiewen Information Technology Co., Ltd.	PRC
35.	iSYS Information Technology Col, Ltd.,	PRC
36.	Shenzhen iSoftStone Information Technology Co., Ltd.	PRC
37.	Suzhou iSoftStone Information Technology Co., Ltd.	PRC
38.	iSoftStone Technology Service Co., Ltd.	PRC
39.	Beijing Guodian Ruantong Jiangsu Technology Co., Ltd.	PRC
40.	Tianjin iSoftStone Technology Service Co., Ltd.	PRC
41.	Nanjing iSoftStone Technology Service Co., Ltd.	PRC
42.	iSoftStone Technology Service Wuxi Co., Ltd.	PRC
43.	Xi’an iSoftStone Technology Service Co., Ltd.	PRC

Consolidated Affiliated Entity:
44.	Beijing iSoftStone Technologies Ltd.	PRC